                                                                    Exhibit 22.1

                         Subsidiaries of the Registrant

Name of Subsidiary                                             Jurisdiction of
------------------                                             Incorporation
                                                               -------------
1. GZA GeoEnvironmental, Inc.                                  Massachusetts

2. GZA Securities Corporation                                  Massachusetts

3. GZA Drilling, Inc. (a wholly owned                          Massachusetts
   subsidiary of GZA GeoEnvironmental, Inc.)

4. GZA Texas, Inc. (a wholly owned subsidiary of GZA           Massachusetts
   GeoEnvironmental, Inc.)




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